                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MAREX.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 MAREX.COM, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2001

To our shareholders:

      The Annual Meeting of Shareholders (the "Annual Meeting") of Marex.com, Inc. (the "Company") will be held at the Hilton Miami Airport, 5101 Blue Lagoon Drive, Miami, Florida 33126, on Monday, May 21, 2001, at 10:00 a.m., for the following purposes:

         (1) To elect directors of the Company, each to serve until the 2002 Annual Meeting or until his successor has been duly elected and qualified;

         (2) To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2001;

         (3) To approve an amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "Marex, Inc."; and

         (4) To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

      Whether or not you expect to be present, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage is required if mailed in the United States.

      All shareholders are cordially invited to attend the Annual Meeting.


                                      By Order of the Board of Directors,

                                      /s/ Kenbian A. Ng
                                      ------------------------------------------
                                      KENBIAN A. NG, Secretary



Miami, Florida
April 16, 2001

                                 MAREX.COM, INC.
                      2701 SOUTH BAYSHORE DRIVE, 5TH FLOOR
                              MIAMI, FLORIDA 33133

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 2001

      Marex.com, Inc., a Florida corporation (the "Company"), is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies to be voted at an Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Monday, May 21, 2001 at 10:00 a.m. Proxies will be used for the following purposes: (1) to elect directors of the Company, each to serve until the 2002 Annual Meeting or until his successor has been duly elected and qualified; (2) to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2001; (3) to approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Amended Articles of Incorporation"), to change the name of the Company to "Marex, Inc." (the "Name Change Amendment"); and (4) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's shareholders is April 16, 2001.

      THIS SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS OF THE COMPANY (the "Board of Directors" or the "Board"). Costs of the solicitation will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

      Holders of record of Common Stock, par value $.01 per share (the "Common Stock"), and of Series A1 Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company as of the close of business on March 30, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock and Preferred Stock are the only classes of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote and each share of Preferred Stock entitles its holder to 7.69 votes. Shareholders are not permitted to cumulate their shares for the purpose of voting. At the close of business on March 30, 2001, there were 7,343,980 shares of Common Stock issued and outstanding and 304,693 shares of Preferred Stock outstanding.

      Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted "FOR" (i) the election of the five (5) nominees for director recommended by the Board, (ii) the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2001, and
(iii) the Name Change Amendment. If any other business properly comes before the Annual Meeting and is submitted to a vote of shareholders, then proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

      Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares cast at the Annual Meeting, providing a quorum is present. The five nominees who receive the greatest number of votes cast in this manner will become directors upon the tabulation of votes. The ratification of the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2001, the Name Change Amendment, and all other proposals which properly come before the

Annual Meeting will be approved by a favorable vote where the number of shares voted for the proposal exceed the number of shares voted against said proposal at the Annual Meeting, providing that a quorum is present.

      The principal executive offices of the Company are located at 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133. The Company's telephone number is (305) 285-2003.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Company's Board is currently comprised of five directors. Directors are elected by the shareholders at each annual meeting of shareholders to serve until the subsequent annual meeting or until their successors are duly elected and qualified. The Board held eight meetings and took actions four times by unanimous written consent during 2000. No director attended fewer than 75% of the aggregate of (i) the meetings held by the Board, and (ii) the meetings of any Board Committee on which he served.

DIRECTORS/NOMINEES

      The names of the nominees for election to the Board of Directors at the Meeting, and certain information about them, are included below. All director nominees have consented to serve, if elected.


Name                           Age      Title
----                           ---      -----
David A. Schwedel               35      Chairman of the Board of Directors and Chief Executive Officer
Daniel F. Gallagher             54      Director (1)(2)
George Glazer                   70      Director (1)(2)
Robert C. Harris, Jr.           54      Director (2)
Roger Trombino                  61      Director (1)

--------------------
(1)    Member of Audit Committee
(2)    Member of Compensation Committee

      Mr. Schwedel has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1992, when he founded the Company and as Chief Strategy Officer since January 2001. Mr. Schwedel also served as President from 1992 until January 2001. Mr. Schwedel has over 15 years experience in the marine industry as well as over 10 years of hands-on experience in business development and corporate communications.

      Mr. Gallagher has served as a Director of the Company since November 1997. Since October 2000, Mr. Gallagher has served as Director Operations Development of Genuity, Inc., an internet infrastructure services provider. From 1972 to October 2000, Mr. Gallagher served in various management capacities and as Assistant Vice President of Business Development for GTE Technology Corporation.

      Mr. Glazer has served as a Director of the Company since February 1998. Since 1997, Mr. Glazer has served as the President of Broadcast Media, Inc., a public relations agency. From 1970 to 1997, Mr. Glazer served in various management capacities and as Senior Vice President and Executive Director of worldwide broadcast and satellite services of Hill & Knowlton, an international public affairs and public relations firm.

      Mr. Harris has served as a Director of the Company since March 2000. Since 1997, Mr. Harris has served as Senior Managing Director at Bear, Stearns & Co. Inc. and head of West Coast Technology Banking for the firm. From 1989 to 1997, he was co-founder and Managing Director of Unterberg Harris, an investment banking and money management advisory firm. Mr. Harris also co-managed the Unterberg Harris Multimedia Fund. Mr. Harris is a member of the Board of Directors of MDSI Mobile Data Solution, Inc., SoftNet Systems, Inc., and NBC Internet, Inc.

      Mr. Trombino has served as a Director of the Company since 1992. Mr. Trombino is a co-founder, and has served as the Vice President since 1996, of Independent Purchasing Cooperative, Inc., a buying organization which services Subway fast food franchises. Prior to that, he was an independent business consultant for ten years.

BOARD COMMITTEES

      The functions of the Audit Committee of the Board and its activities during fiscal 2000 are described below under the heading Report of the Audit Committee. The Audit Committee held four meetings during 2000. The Audit Committee is currently comprised of Messrs. Gallagher, Glazer and Trombino (Chairman).

      The Compensation Committee of the Board (the "Compensation Committee") reviews and approves the compensation and benefits for the Company's key executive officers, administers the Company's employee benefit plans and makes recommendations to the Board regarding such matters. The Compensation Committee held three meetings during 2000. The Compensation Committee is currently comprised of Messrs. Gallagher, Glazer (Chairman) and Harris.

      The Board of Directors does not have a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No officer, former officer, employee or former employee served as a member of the Compensation Committee during 2000. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

      Directors do not receive any cash fees for their service on the Board or any Board Committees, but are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings. They are also eligible for participation in the Company's Amended and Restated 1997 Stock Option Plan and the Company's 1996 Incentive Stock Option Plan, as described below. Messrs. Gallagher, Glazer, Harris and Trombino have each been granted 150,000 options for their initial appointment as directors and an additional 150,000 options on January 2001. With the exception of 150,000 options issued to Mr. Harris at an exercise price below the quoted market price, the stock options were issued at an exercise price that is the greater of one dollar per share, the fair market value of the Common Stock on the date of grant or the book value per share on the date of grant. Stock options granted to directors generally vest over a four-year period.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

                              --------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 30, 2001, certain information known by the Company with respect to the ownership of shares of capital stock of the Company as to (i) all persons who are beneficial owners of more than 5% of any class of capital stock of the Company, (ii) each director of the Company,
(iii) each executive officer of the Company, and (iv) the directors and executive officers of the Company as a group. The percentage ownership is based on 7,343,980 shares of Common Stock and 304,693 shares of Preferred Stock outstanding as of March 30,

2001. Options to purchase shares of Common Stock which are exercisable within 60 days of March 30, 2001 are deemed beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person shown in the following table may not reflect the person's actual voting power.


                                                              Amount of Beneficial Ownership of
                                                                       Common Stock
                                                         -----------------------------------------
                                                            Total Shares           Percentage of
Name of Beneficial Owner                                 Beneficially Owned     Outstanding Shares
------------------------                                 ------------------     ------------------
David A. Schwedel(1)                                         2,809,000(2)              33.1%

Michelle M. Miller(1)                                          135,000(3)               1.8%

Kenbian A. Ng(1)                                                76,000(4)               1.0%

Daniel F. Gallagher(1)                                         180,000(5)               2.4%

George Glazer(1)                                               180,000(5)               2.4%

Robert C. Harris, Jr.(1)                                       115,000(6)               1.5%

Roger Trombino(1)                                              180,000(5)               2.4%

All executive officers and directors (7 persons)             3,675,000(7)              39.4%

5% SHAREHOLDERS:

Brown Simpson Partners I, Ltd.                               1,538,462(8)              17.3%
   Brown Simpson Asset Management, LLC
   152 West 57th Street, 40th Floor
   New York, New York 10029

Clifford Grossman                                              645,744(9)               8.8%
   550 Brickell Avenue, Penthouse 2
   Miami, FL 33131

Genmar Holdings, Inc.                                        1,595,927(10)             17.9%
   2900 IDS Center
   80 South Eight Street
   Minneapolis, MN 55402

Marshall Marex L.P.                                            384,615(11)              5.2%
   901 North Third Street
   Minneapolis, MN 55401

--------------------


(1) Address is c/o the Company's principal offices at 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133.
(2) Includes (i) fully vested options held by Mr. Schwedel to purchase 1,145,000 shares of Common Stock, (ii) warrants issued to DAS Consulting, Inc., a corporation wholly owned by David Schwedel, exercisable at any time for 3,000 shares of Common Stock and (iii) 1,659,000 shares held by DAS Family Holdings, L.P., a Delaware limited partnership whose partnership interests are owned by Mr. Schwedel's living trust.
(3)    Consists of fully vested options to purchase 135,000 shares of Common
       Stock.
(4)    Consists of fully vested options to purchase 76,000 shares of Common
       Stock.
(5)    Consists of fully vested options to purchase 180,000 shares of Common
       Stock.
(6)    Includes fully vested options to purchase 90,000 shares of Common Stock.

(7) Consists of fully vested options to purchase 1,986,000 shares of Common Stock and warrants exercisable at any time for 3,000 shares of Common Stock.
(8) Consists of 200,000 shares of Preferred Stock that are convertible into 1,538,462 shares of Common Stock.
(9) Based on information contained in a schedule 13G filed with the SEC on March 29, 2001, Mr. Grossman has sole power to vote and dispose of 645,744 shares of Common Stock including, 183,244 shares owned by CG Capital Corp., 288,000 shares owned by CG Delaware Holdings, L.P., and 1,000 shares owned by DAS Delaware Ventures Limited Partnership. Mr. Grossman is also the trustee with respect to 68,000 shares of Common Stock held by various trusts, and claims no pecuniary interest in such shares.
(10) Includes (i) fully vested options to purchase 1,442,081 shares of Common Stock and 20,000 shares of Preferred Stock that are convertible into 153,846 shares of Common Stock. Additional warrants to purchase 1,495,256 shares of Common Stock will be issued to Genmar on April 26, 2001, or earlier upon the occurrence of certain events. At no time shall Genmar exercise any warrants if such exercise will result in Genmar holding in excess of 19.9% of the outstanding Common Stock of the Company, except upon the occurrence of a change in control.
(11) Includes 2,943 shares of Preferred Stock that are convertible into 22,638 shares of Common Stock.


                                                            Amount of Beneficial Ownership of
                                                                     Preferred Stock
                                                         -----------------------------------------
                                                            Total Shares           Percentage of
Name of Beneficial Owner                                 Beneficially Owned     Outstanding Shares
------------------------                                 ------------------     ------------------
Brown Simpson Partners I, Ltd. (1)                             200,000                65.6%
   Brown Simpson Asset Management, LLC
   152 West 57th Street, 40th Floor
   New York, NY 10029

LB I Group, Inc. (1)                                            35,000                11.5%
   c/o Lehman Brothers, Inc.
   3 World Financial Center
   New York, NY 10285

Royal Bank of Canada(1)                                         46,750                15.3%
   c/o RBC Dominion Securities
   One Liberty Plaza - 2nd Floor
   165 Broadway
   New York, NY 10006

Genmar Holdings, Inc. (1)                                       20,000                 6.6%
   2900 IDS Center
   80 South Eight Street
   Minneapolis, MN 55402

--------------------

(1) In no event shall any Preferred Stock holder have the right or be required to convert shares of Series A1 Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such conversion. The restriction can be waived by the holder by providing written notice of the waiver to the Company at least sixty-five days prior to the effective date of the waiver.

                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company believes that during 2000 all filing requirements applicable to the officers, directors and beneficial 10% shareholders of the Company under
Section 16(a) of the Securities Exchange Act of 1934, were complied with.

                          REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter adopted by the Board of Directors on May 25, 2000, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee relies on the work and assurances of the Company's management, which is responsible for the financial statements and the financial reporting process, and of the independent auditors whose report expresses an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States. The Audit Committee Charter is included as Exhibit A to this Proxy Statement.

      The Audit Committee reviewed and discussed the Company's financial statements with management and the independent auditors prior to their issuance. Management advised the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Marex and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. Based on the work described above, the Audit Committee confirmed the independence of the Company's auditors.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                                                     AUDIT COMMITTEE

                                                     Roger Trombino (Chairman)

                                                     Daniel F. Gallagher

                                                     George Glazer

                       REPORT OF THE COMPENSATION COMMITTEE

      The executive compensation program of Marex.com, Inc. is designed to: (i) attract and retain high-performing executives; (ii) focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return; (iii) compensate executives based on the Company's performance relative to its competitors and improvements in the Company's performance over time; and (iv) create a performance-oriented environment in which executives can earn increased levels of compensation by achieving superior annual and long-term business results.

      The compensation program for executive officers consists of three principal elements: (i) salaries; (ii) discretionary bonuses; and (iii) stock options. The compensation program is designed to set total compensation opportunity (salary, annual bonus and stock options) at a level that is competitive with the median level of total compensation paid to similarly positioned executives at comparable companies. The Compensation Committee believes that this three-part approach best serves the interest of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which it operates in while ensuring the achievement of short-term and long-term goals.

      SALARIES - The Compensation Committee reviews salaries annually. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Compensation Committee after evaluating the executive's experience, level and scope of responsibility within the Company, and individual performance.

      BONUS - Annual discretionary bonus opportunities induce executive officers to achieve financial and strategic goals, which are directly linked with the development of the Company. Under the bonus plan, the Compensation Committee determines the amount of the bonus based on the achievement of financial and strategic goals and other relevant factors. Among factors to be considered by the Compensation Committee is the recommendation of the Chief Executive Officer with respect to the compensation of the Company's key executive officers.

      STOCK OPTIONS - The Company awards stock options to better align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at no less than 100% of the fair market value of the Company's Common Stock on the date of grant and vest over a four-year period. Because stock options provide value only in the event of share price appreciation, the Compensation Committee believes stock options represent an important component of the Company's executive compensation program.

      The Company's Chief Executive Officer's annual salary was increased pursuant to an employment agreement that was effective January 1, 1999. In addition to the annual salary, the Compensation Committee determined the bonus payment for 2000 based on the successful completion of $42 million in equity financing, the launch of the Company's e-commerce products, development of key strategic relationships and other initiatives that will result in future increases in shareholder value.

                                               COMPENSATION COMMITTEE

                                               George Glazer (Chairman)

                                               Daniel F. Gallagher

                                               Robert C. Harris, Jr.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      The Company's executive officers who are not Directors are as follows:

Name                          Age       Title
----                          ---       ------

Michelle M. Miller             34       President and Chief Operating Officer

Kenbian A. Ng                  33       Chief Financial Officer, Secretary and
                                        Treasurer

      Ms. Miller has served as the Chief Operating Officer of the Company since October 1999 and as President since January 2001. From 1997 to 1999, Ms. Miller served as senior vice president of Americap LLC, a private equity firm. From 1992 to 1997, Ms. Miller held various management capacities with such companies as Apple Computers, Inc., Columbia Spectrum Management and Friedman, Billings, Ramsey & Co., Inc.

      Mr. Ng has served as the Chief Financial Officer of the Company since March 1999 and as Secretary and Treasurer since May 2000. From 1997 to 1998, Mr. Ng served as the Corporate Controller and most recently as the Chief Financial Officer of Ezcony Interamerica, Inc., a publicly traded distribution company. From 1992 to 1997, Mr. Ng was an associate with the accounting firm of Arthur Andersen LLP.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following is the aggregate annual remuneration of the Company's executive officers for the lesser of: (i) the last three fiscal years, or (ii) the executive officer's tenure with the Company.


                                                                                    Long-Term Compensation
                                                                             ---------------------------------
                                               Annual Compensation                  Awards           Payouts
                                          ---------------------------------  -------------------     --------
                                                                                         Securi-
                                                                     Other                 ties
                                                                    Annual   Restricted   Under-
                                                                    Compen-    Stock      lying        LTIP        All Other
Name and                                   Salary        Bonus      sation    Award(s)   Options     Payouts     Compensation
Principal Position            Year          ($)           ($)       ($)(1)      ($)        (#)         ($)            ($)
------------------            ----        -------        -------    -------- ----------  -------     -------     -------------
David A. Schwedel             2000        160,000        840,000       --       --             --       --             --
   Chief Executive            1999        130,000        165,000       --       --        230,000       --             --
   Officer                    1998         75,000             --       --       --             --       --             --

Michelle M. Miller            2000        178,385         44,596       --       --             --       --             --
   President and Chief        1999         39,981         19,663       --       --        225,000       --         35,000(2)
   Operating Officer

Kenbian A. Ng                 2000        139,411         34,853       --       --             --       --             --
   Chief Financial            1999         80,385         39,583       --       --         95,000       --             --
   Officer, Secretary
   and Treasurer

Timothy W. Richardson         2000         74,250             --       --       --             --       --        127,240(3)
   Chief Information          1999         86,308         42,213       --       --        200,000       --         35,750(4)
   Officer

----------------------

(1) Personal benefits received do not exceed $50,000 or 10% of such officer's salary and bonus for the years reported.

(2)   Consists of a sign on bonus.

(3) Mr. Richardson served as Chief Information Officer of the Company from June 1999 to June 2000. Amount is comprised of severance payments.

(4)   Consists of a relocation allowance.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company's executive officers were not granted options during the year ended December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Company's executive officers at December 31, 2000:



                                                                 Number of Securities Underlying         Value of Unexercised
                                     Shares                         Unexercised Options At                In-the-Money Options
                                    Acquired                           Fiscal Year-End(#)               At Fiscal Year-End ($)(1)
                                      on             Value       -------------------------------   -------------------------------
Name                                Exercise        Realized     Exercisable       Unexercisable   Exercisable      Unexercisable
----                                --------        --------     -----------       -------------   -----------      -------------
David A. Schwedel                       --               --        1,010,000           90,000       $1,607,400       $  138,300
Michelle M. Miller                      --               --           90,000          135,000               --               --
Kenbian A. Ng                           --               --           38,000           57,000               --               --
Timothy W. Richardson (2)            2,700            3,966          117,300               --               --               --


--------------------

(1) The option value is calculated based on the difference between the fair market value of the shares on December 31, 2000, which was $2.88 per share, and the option exercise price.

(2) Mr. Richardson served as Chief Information Officer of the Company from June 1999 to June 2000.


EMPLOYMENT CONTRACTS

      David A. Schwedel, Chief Executive Officer, has an employment agreement with the Company effective on January 1, 1999. Under the agreement, the Company will pay Mr. Schwedel a minimum annual salary of $160,000 and $225,000 during the years ended December 31, 2000 and 2001, respectively, and a minimum annual salary of $265,000 during each of the years ended December 31, 2002, 2003 and 2004. In the event that he is terminated without cause, Mr. Schwedel will receive his base salary, benefits, vesting of outstanding stock options through December 31, 2004 and a bonus amount pro-rated for the current year of employment. Upon a change in control, Mr. Schwedel is entitled to a lump sum payment equal to $600,000 after deducting applicable income and payroll taxes. Following a change in control, if Mr. Schwedel's employment is terminated without cause or for good reason, the Company shall pay to Mr. Schwedel a bonus amount pro-rated for the current year of employment and a lump sum payment equal to three times the prior year's total cash compensation including the value of fringe benefits. All of Mr. Schwedel's options shall vest immediately upon a change in control.

      The other executive officers entered into renewable one-year employment agreements with the Company on April 26, 2000. In the event that an executive officer is terminated without cause, the executive officer is entitled to receive base salary and benefits for a period of twelve months and a bonus payment equivalent to the pro-rated amount received during the previous year of employment. In addition, 50% of unvested stock options become immediately vested. Upon a change in control, all options outstanding shall become immediately vested.

STOCK OPTION PLANS

      1996 INCENTIVE STOCK OPTION PLAN. The Company's 1996 Incentive Stock Option plan, as amended, allows the Company to issue, in the aggregate, options for up to 900,000 shares of the Company's Common Stock to selected employees. The options may be exercised at a price that is the greater of one dollar per share, the fair market value of the Common Stock on the date of grant, or the book value per share on the date of grant. Each option is 100% vested as of the date of the grant and expires on the fifth anniversary of the date of grant unless terminated earlier. As of March 30, 2001, 710,000 options had been awarded and were outstanding under the 1996 Incentive Stock Option Plan.

      AMENDED AND RESTATED 1997 STOCK OPTION PLAN. The Company's Amended and Restated Plan, allows the Company to issue, in the aggregate, options for up to 4,000,000 shares of the Company's Common Stock to selected employees, directors or consultants of the Company. The options may be exercised at a price that is the greater of thirty-three cents per share, the fair market value of the Common Stock on the date of grant or the book value per share on the date of grant. In general, options have been issued with vesting terms of 4 to 5 years and expire 5 years after date of grant. As of March 30, 2001, 3,663,900 options had been awarded and 3,258,700 options were outstanding under the Amended and Restated 1997 Incentive Stock Option Plan.

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company's Common Stock between February 4, 1998 (the date the Company's Common Stock commenced public trading) and December 31, 2000, with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the JP Morgan Hambrecht & Quist Internet Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.


                COMPARISON OF 35-MONTH CUMULATIVE TOTAL RETURN*
          AMONG MAREX.COM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE JP MORGAN HAMBRECHT & QUIST INTERNET INDEX


                                                              Year Ended         Year Ended            Year Ended
                                        February 4,           December 31,       December 31,          December 31,
Company/Index                              1998                  1998                1999                  2000
-------------                           -----------           ------------       ------------          ------------
Marex.com, Inc.                            $100                  $659                $531                  $172

Nasdaq Stock Market (U.S.)
Index                                       100                   132                 245                   147

JP Morgan Hambrecht & Quist
Internet Index                              100                   219                 758                   292

* Reflects $100 invested on February 4, 1998 in Marex.com, Inc. stock and each index, including reinvestment of dividends.


                              --------------------

                                 PROPOSAL NO. 2

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

      The Audit Committee has the responsibility to recommend to the Board annually, and at other appropriate times, the selection, retention or termination of the Company's independent certified public accountants. The Audit Committee has appointed Arthur Andersen LLP to audit and express an opinion on the Company's financial statements for 2001, and this firm has advised the Company that it is willing to serve. The Board has approved this appointment, and the shareholders are being asked to ratify this selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

      The aggregate fees billed for professional services rendered by Arthur Andersen LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during the year amounted to $45,500.

ALL OTHER FEES

      The aggregate fees billed for all services rendered by Arthur Andersen LLP other than the audit fees described above, during the year ended December 31, 2000 amounted to $530,718. Arthur Andersen LLP did not provide any financial systems design or implementation fees during the year. The Company's Audit Committee considered whether Arthur Andersen LLP's provision of such non-audit-related services was compatible with maintaining the independence of Arthur Andersen LLP and concluded that it was compatible with maintaining such independence.

      THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

                               ------------------


                                 PROPOSAL NO. 3

                   APPROVAL OF AN AMENDMENT TO THE AMENDED AND
               RESTATED ARTICLES OF INCORPORATION OF THE COMPANY
                       TO CHANGE THE NAME OF THE COMPANY

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Article I of the Amended Articles of Incorporation to change the name of the Company to "Marex, Inc." To effect such a change, Article I of the Company's Amended Articles of Incorporation will be amended to read in its entirety as follows:

                                   "ARTICLE I

                                NAME AND ADDRESS

      The name of this Corporation is Marex, Inc. and its principal place of business is 2701 South Bayshore Drive, 5th Floor, Miami, FL 33133."

      The Name Change Amendment, if approved by stockholders, will become effective on the date the Name Change Amendment is filed with the Secretary of the State of Florida. The Company anticipates the filing to effect the Name Change Amendment will be made as soon after the Annual Meeting as practicable.

      The Board of Directors has determined that a change in the Company's name is advisable due to the Company's emphasis on providing e-commerce solutions for marine industry participants. The name change will not affect the validity of currently outstanding stock certificates. The Company's current shareholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to the Company or its transfer agent.

      THE BOARD RECOMMENDS A VOTE FOR THE NAME CHANGE AMENDMENT

                              --------------------

                              SHAREHOLDER PROPOSALS

      As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

      Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Exchange Act) or is otherwise brought before the meeting by or at the discretion of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 or more than 90 days prior to the meeting date. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

      Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than December 16, 2001. All proposals and nominations should be directed to the Corporate Secretary, Marex, Inc., 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.


                                  ANNUAL REPORT

      The Company's 2000 Annual Report to shareholders, including financial statements for the year ended December 31, 2000, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. Such requests should be directed to Investor Relations, Marex, Inc., 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126.

                                  OTHER MATTERS

      The Company is not aware of any matters that may be presented for action by the shareholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

      SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,


                                      /s/ Kenbian A. Ng
                                      ------------------------------------------
                                      KENBIAN A. NG, Secretary



April 16, 2001
Miami, Florida

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               OF MAREX.COM, INC.

I. PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors of Marex.com, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the shareholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

      The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

II. COMPOSITION OF THE AUDIT COMMITTEE

      The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, as determined by the Board of Directors. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The members of the Audit Committee shall be elected by the Board of Directors. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board of Directors.

      Notwithstanding the judgment of the Board of Directors, the following persons shall not be considered independent:

         (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     Each member of the Audit Committee shall meet the independence requirement; provided that one director who is not independent as defined above, and is not a current employee or an immediate family member of an employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III. CONTINUOUS ACTIVITIES - GENERAL

     The Audit Committee shall:

         1. Provide an open avenue of communication between the independent auditor, management and the Board of Directors.

         2. Meet at least once each year, or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

         3. Confirm and assure the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee shall:

                  (a) Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented;

                  (b) Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

                  (c) Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

         4. Instruct the independent auditor that the Board of Directors and the Audit Committee are the independent auditor's clients.

         5. Review with the independent auditor and management the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         6. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

         7.       Consider and review with the independent auditor:

                  (a) The adequacy of the Company's internal controls including computerized information system controls and security; and

                  (b) Related findings and recommendations of the independent auditor together with management's responses.

         8. Consider and review with management and the independent auditor:

                  (a) Significant findings during the year, including the status of previous audit recommendations;

                  (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; and

                  (c)      The budget and staffing.

         9. Report periodically to the Board of Directors on significant results of the foregoing activities.


IV. CONTINUOUS ACTIVITIES - REPORTING SPECIFIC POLICIES

      The Audit Committee shall:

         1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

                  (a)      Selection of new or changes to accounting policies;

                  (b)      Estimates, judgments and uncertainties;

                  (c)      Unusual transactions; and

                  (d) Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they were recorded.

         2. Provide that management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management and, particularly, about the degree of aggressiveness or conservatism, as the case may be of its accounting principles and underlying estimates.

V. SCHEDULED ACTIVITIES

     The Audit Committee shall:


         1. Recommend the selection of the independent auditor for approval by the Board of Directors and, review the compensation of the independent auditor and review and approve the discharge of the independent auditor.

         2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

         3. Review with management and the independent auditor the results of annual audits.

         4. Review annual filings with the SEC and other published documents containing the Company's financial statements and consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC.

         5. Review the interim financial reports with management and the independent auditor before those interim reports are released to the public or filed with the SEC or other regulators.

         6. Review any policies of the Company relating to compliance with the federal securities law and rules relating to financial record keeping and accounting.

         7. Describe in the Company's annual proxy statement the Audit Committee's composition and responsibilities.

         8. Include a report in the Company's annual proxy statement stating whether:

                  (a) The Audit Committee reviewed and discussed the audited financial statements with management;

                  (b) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (as set forth in Article IV hereof), as may be modified or supplemented;

                  (c) The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence; and

                  (d) Based on the review and discussions referred to in paragraphs 8(a) through 8(c), the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         9. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board of Directors to recommend the appointment of the independent auditor.

         10.      Review and update this Audit Committee Charter annually.

         11. Ensure that the Company attaches the Audit Committee Charter as part of the Company's proxy statement once every three years.

VI. "WHEN NECESSARY" ACTIVITIES


     The Audit Committee shall:

         1. Review and approve requests for any management consulting engagement to be performed by the independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         2. Review periodically with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

         3. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

         4. Perform any other activities consistent with this Charter, the Company's Articles of Incorporation or Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

PROXY

                                MAREX.COM, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 21, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of MAREX.COM, INC. does hereby nominate, constitute and appoint David A. Schwedel and Kenbian A. Ng, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the Common Stock or Preferred Stock of said corporation standing in the name of the undersigned at the close of business on March 30, 2001 at the Annual Meeting of Shareholders to be held at the Hilton Miami Airport, 5101 Blue Lagoon Drive, Miami, Florida 33126, on May 21, 2001 at 10:00 a.m. or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

-----------------                                               ----------------

 SEE REVERSE SIDE                                               SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------------                                               ----------------

[X] Please mark your votes as indicated in this example


IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE PROPOSALS.



1.   Election of Directors.                                  3.   Proposal to approve an amendment to the Company's
                                                                  Amended and Restated Articles of Incorporation to
     Nominees:                                                    change the name of the Company to Marex, Inc.

     David A. Schwedel                                                FOR        AGAINST     ABSTAIN
     Daniel F. Gallagher                                              [ ]          [ ]         [ ]
     George Glazer
     Robert C. Harris, Jr.
     Roger Trombino                                          4.   In their discretion, the Proxies are authorized to
                                                                  vote upon such other business as may properly come
     [ ] For all nominees except as marked                        before the meeting.

     [ ] Withhold authority to vote for all nominees         NOTE:  Please sign name exactly as your name (or names)
         listed                                                   appears hereon.  When signing as attorney,
                                                                  executor, administrator, trustee or guardian
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,         please give full title.  If more than one trustee,
STRIKE A LINE THROUGH THAT NOMINEE'S NAME.                        all should sign.  All joint owners must sign.

2.   Proposal to ratify the appointment of Arthur Andersen
     LLP as independent certified public accountants for           Signature:                       Date:
     the year ending December 31, 2001.                                      -----------------------    -------------

                                                                   Signature:                       Date:
                                                                             -----------------------    --------------
         FOR        AGAINST     ABSTAIN
         [ ]          [ ]        [ ]                         PLEASE FILL IN, DATE, SIGN AND MAIL THIS
                                                             PROXY PROMPTLY IN THE ENCLOSED
                                                             ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                                             MAILED IN THE UNITED STATES.
